UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 12, 2009 (June 8, 2009)

CHINA NUTRIFRUIT GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	002-93231-NY	87-0395695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5th Floor, Chuangye Building, Chuangye Plaza
Industrial Zone 3, Daqing Hi-Tech Industrial Development Zone
Daqing, Heilongjiang China 163316
(Address of principal executive offices, including zip code)

(86) 459-8972870
(Registrant’s telephone number, including area code) N/A

No. 2 Wenhua Street
Dongfeng New Village
Daqing, Heilongjiang 163311, China
(Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 8, 2009, Daqing Longheda Food Company Limited ("Longheda"), the indirect, wholly-owned subsidiary of China Nutrifruit Group Limited, entered into a lease agreement (the "Lease Agreement") with Daqing Chuangye Plaza Co. Ltd. for its headquarters on the fifth floor of Daqing Chuangye Building in Daqing, China (the "Lease"). The Lease is for a one-year term from June 8, 2009 to June 7, 2010 and covers space totaling approximately 966.13 square meters. The total cash obligation over the term is RMB 71,693.5 (approximately $10,480.7). Longheda has the option to extend the lease and the option to terminate the Lease upon written notice to Daqing Chuangye Plaza Co. Ltd. at least three months prior to the end of the lease term. The facility will be used for headquarters functions, as well as general administrative office uses and activities such as research and development and sales and training.

The foregoing description of the Lease is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement included as Exhibit 10.1 to this Current Report on Form 8-K, which agreement is hereby incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits.

10.1	English translation of Premises Lease Agreement, dated June 8, 2009, by and between Daqing Longheda Food Company Limited and Daqing Chuangye Plaza Co. Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Daqing, China on June 12, 2009.

CHINA NUTRIFRUIT GROUP LIMITED

By:	/s/ Jinglin Shi
Jingling Shi
Chief Executive Officer

EXHIBIT INDEX

10.1	English translation of Premises Lease Agreement, dated June 8, 2009, by and between Daqing Longheda Food Company Limited and Daqing Chuangye Plaza Co. Ltd.